UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017 (December 16, 2016)

Synacor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33843	16-1542712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Under the Google Services Agreement (as amended, the “Agreement”), effective as of March 1, 2011 between Synacor, Inc. (“the Company”) and Google Inc. (“Google”), Google was provided the option to extend the term of the Agreement for an additional twelve month period following the end of the current agreement term. On December 16, 2016 the Company received a letter from Google (the “Letter”) providing notice to the Company that Google has exercised its option and has extended the term of the Agreement through February 28, 2018. This is the second extension of the term of the Agreement.

The foregoing description of the Letter is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synacor, Inc.

Date: January 23, 2017	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary